UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2011
_____________________

Shengkai Innovations, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-34587	11-3737500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 106 Zhonghuan South Road, Airport Industrial Park Tianjin, People's Republic of China	300308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (86) 22-5883 8509

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders (“Annual Meeting”) on December 22, 2011.  A total of 30,415,971 shares of common stock, representing 91.40% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1. All of the five nominees for director were elected to serve until the 2013 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  The result of the votes to elect the five directors is as follows:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
Wang Chen	22,461,454	326,844	N/A	7,627,673
Guo Wei	22,434,094	354,204	N/A	7,627,673
Michael Marks	22,463,784	324,514	N/A	7,627,673
Jun Leng	22,715,571	72,727	N/A	7,627,673
Ruizhu Mu	22,715,071	73,227	N/A	7,627,673

Proposal 2.   The one-for-two reverse stock split of the Company’s issued and outstanding common stock (“Reverse Stock Split”) was approved and ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
30,245,335	157,357	13,279	N/A

Proposal 3.  The appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
30,284,432	117,105	14,434	N/A

Item 8.01 Other Events.

On December 23, 2011, the Company issued a press release announcing the results of the Company’s Annual Meeting. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated December 23, 2011, issued by Shengkai Innovations, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shengkai Innovations, Inc.
(Registrant)

December 23, 2011	/s/ David Ming He
(Date)	David Ming He Chief Financial Officer